Consent of Independent Auditors




The Board of Directors of Aetna Life Insurance and Annuity Company and Contract Owners of Variable Annuity Account C:

We consent to the use of our report dated February 7, 2000, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company and our report dated February 3, 2000, relating to the financial statements of Variable Annuity Account C, which are incorporated by reference in this Post-Effective Amendment No. 23 to Registration Statement (File No. 33-75962) on Form N-4.


                                                /s/ KPMG LLP

                                                KPMG LLP


Hartford, Connecticut
August 18, 2000